Exhibit 10.13
LICENSE AGREEMENT
     This Agreement is entered into as of December 10, 2005 (the “Effective Date”) by and between (i) SD Pharmaceuticals, Inc., a Delaware corporation (“SDP”), and (ii) Latitude Pharmaceuticals, Inc., a Delaware corporation (“LPI”), and (iii) Andrew X. Chen (“Dr. Chen”), with respect to the following facts:
A. Dr. Chen is the sole owner of LPI and is a co-founder and a principal owner in SDP.
B. In connection with the formation of SDP, Dr. Chen assigned to SDP certain inventions and related patent rights, and LPI granted to SDP (pursuant to that certain Inventions First Negotiation and Refusal Agreement, dated as of June 16, 2004, the “Inventions Agreement”) a first negotiation right for SDP to acquire additional future inventions and related patent rights conceived and developed by LPI.
C. From June 2004 through December 2005, various additional inventions and related patent rights have been conceived and developed by Dr. Chen, as an employee of LPI, which inventions and related patent rights are useful for the business plan of SDP; and SDP has funded some of the development costs and patent application costs for said additional inventions (collectively called the “Additional Inventions”).
     WHEREFORE, the parties hereto and each agree as follows:
1. Assignment. In consideration of the license grant-back set forth in Section 2 of this Agreement, LPI and Dr. Chen hereby assign to SDP all rights and interests of Dr. Chen and LPI in the Additional Inventions and the related patent rights for all areas worldwide except for China, Taiwan, Hong Kong and Macao (collectively called the “Retained Asian Territories”). Additionally, Dr. Chen and LPI agree to execute and deliver such additional assignment documents as may be necessary or appropriate to further evidence such assignment. Attached hereto as Exhibit A is a combined listing of the Additional Inventions and the previsiously assigned inventions and related patent rights (collectively called the ‘Subject Patent Rights”). LPI and Dr. Chen hereby ratify and confirm their assignment to SDP of all of their rights and interests in the Subject Patent Rights except for rights and interests in the Retained Asian Territories.
2. License Grant-Back. In consideration for the forgoing assignment of the Additional Inventions, and subject to the terms of this Agreement, SDP hereby grants to LPI the worldwide, exclusive, royalty-free, paid-up, and irrevocable license right to use the Subject Patent Rights for LPI to use to develop, make, have made, use, sell and import products and to practice methods and processes, only within the Permitted Fields (as defined below).
     (a) “Permitted Fields” means all fields of use other than the “Excluded Fields” as defined in Exhibit B attached hereto.
     (b) For avoidance of doubt, SDP retains the sole and exclusive right to utilize and practice the Subject Patent Rights in the Excluded Fields for all areas worldwide except for the

Retained Asian Territories; and LPI has no rights to utilize or practice the Subject Patent Rights in the Excluded Fields, other than in the areas of the Retained Asian Territories.
     (c) LPI shall be entitled to grant sublicenses (and sub-tier-sublicenses), and to assign its license rights under this Agreement; and upon any such sublicense or assignment, LPI shall give prompt written notice thereof to SDP.
3. Patent Prosecution and Maintenance. SDP shall have the responsibility and authority to manage the patent prosecution for the Subject Patent Rights, worldwide except for the Retained Asian Territories, and to monitor and maintain the Subject Patent Rights, all at the expense of SDP. SDP shall instruct the patent attorney handling these patent matters to keep LPI fully informed as to all material matters concerning the patent prosecution and patent maintenance for the Subject Patent Rights, including furnishing copies of correspondence with the governmental patent offices, and furnishing copies of relevant documents related to the Subject Patent Rights.
4. Patent Infringement. If there is any third party infringing the Subject Patent Rights, LPI and SDI shall confer and endeavor to reach a consensus as to how best to deal with the infringer. If the infringement primarily affects the Excluded Fields in the SDP territories, then SDP shall have the final and ultimate authority to decide how to proceed against the infringer; and alternatively, if the infringement primarily affects the Permitted Fields or the Retained Asian Territories, then LPI shall have the final and ultimate authority to decide how to proceed against the infringer.
5. Inventions Agreement. As additional consideration for the assignment set forth in Section 1 above, SDP shall also amend the Inventions Agreement (described in Recital B), so as to allow LPI to have an early termination of the Inventions Agreement in the event that SDP is later sold or there is a change in control of SDP.
6. Development Costs. As additional consideration for the assignment set forth in Section 1 above, if SDP is later sold, funded, or there is a change in control of SDP (the “Triggering Event”), then SDP shall reimburse LPI for its actual costs incurred after June 2004 through the date of the Triggering Event to further develop the Subject Patent Rights (the “Development Costs”). Said Development Costs shall be for the actual materials, labor, and overhead for such development work, but shall not include any time and efforts contributed by Dr. Chen.
7. Confidentiality. To the extent that either party discloses its confidential information to the other party, such other party shall maintain the confidentiality of that confidential information and shall not use that confidential information without the prior written consent of the disclosing party. This obligation of non-disclosure and non-use shall not extend to any information which: (a) can be demonstrated by the recipient to have been within its legitimate possession prior to the time of disclosure by the disclosing party; or (b) was in the public domain prior to disclosure by the disclosing party; or (c) comes into the public domain through no fault of the recipient party; or (d) is disclosed to the recipient by third party having legitimate possession thereof and the unrestricted right to make such disclosure; or (e) is required by law or legal proceedings to be disclosed, but then only to the limited extent the such disclosure is legally required.

8. Disclaimers. Neither Dr. Chen, LPI nor SDP makes any representation or warranty of any kind with respect to (i) the claims that will ultimately be included in the Subject Patent Rights once patents are issued, or (ii) the validity or scope of any of the Subject Patent Rights, or (iii) whether or not any viable products or services can be developed under the Subject Patent Rights, or (iv) the utility or commercial applicability of the Subject Patent Rights, or (v) the nature and scope of any other related third party patent rights.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above

/s/ Andrew X. Chen

Andrew X. Chen

Latitude Pharmaceuticals, Inc.

By:	/s/ Andrew X. Chen

Andrew X. Chen, President

SD Pharmaceuticals, Inc.

By:	/s/ Paul J. Marangos

Paul J. Marangos, President

Exhibit A
Subject Patent Rights

Pat./Appl.
Reference		No.		Priority		Comments/Due
Number	Title	Appl. Date	Inventors	Applications	Status	Dates
401

401P1	Pharmaceutical Compositions for Delivering Macrolide Drugs	60/493,209 08/06/03	Chen	N/A	Expired

401	Pharmaceutical Compositions for Delivering Macrolides	10/895,018 07/20/04	Chen	60/493,209 (401P1)	Pending	•	Published as US-2005-0049209-A1 on 03-Mar-05

401CA	Pharmaceutical Compositions for Delivering Macrolides		Chen		Unfiled	•	06-Jun-2007 –National Stage Filing due

401EP	Pharmaceutical Compositions for Delivering Macrolides	08/05/04	Chen	60/493,209 (401P1) & 10/895,018 (401)	Pending	•	05-Aug-2006 – Annuity due

401JP	Pharmaceutical Compositions for Delivering Macrolides	08/05/04	Chen	60/493,209 (401P1) & 10/895,018 (401)	Pending	•	05-Aug-2007 – Deferred Exam

401PC	Macrolides Containing Oil-in-Water Emulsions	US04/25284 08/05/04	Chen	60/493,209 (401P1) & 10/895,018 (401)	Pending	•	Published

Pat./Appl.
Reference		No.		Priority		Comments/Due
Number	Title	Appl. Date	Inventors	Applications	Status	Dates
403

403P1	Anti-Viral Pharmaceutical Compositions	60/528,843 12/10/03	Chen	N/A	Expired

403	Anti-Viral Pharmaceutical Compositions	11/003,302 12/03/04	Chen	60/528,843 (403P1)	Pending	•	Published

403PC	Anti-Viral Pharmaceutical Compositions	US04/41117 12/08/04	Chen	60/528,843 (403P1) & 11/003,302 (403)	Pending	•	10-Jun-2006 – Chapter I/II National Stage Filing due

404

404P1	Elemene Compositions Containing Liquid Oil	60/538,851 01/23/04	Chen	N/A	Expired

404	Elemene Compositions Containing Liquid Oil	11/040,079 01/21/05	Chen	60/538,851 (404P1)	Pending	•	Published

406

406	Injectable Pharmaceutical Compositions for Irritating Drugs	10/889,226 07/12/04	Chen	N/A	Pending	•	Published

406PC	Compositions for Delivering Highly Water Soluble Drugs	US2005/24594 7/12/05	Chen	10/889,226 (406)	Pending	•	Published
						•	18-Mar-2006 – Amend Claims
						•	12-May-2006 – Demand Due (Priority Date)
						•	12-Jan-2007 – Chapter I/II National Stage Filing due

Pat./Appl.
Reference		No.		Priority		Comments/Due
Number	Title	Appl. Date	Inventors	Applications	Status	Dates
407

407P1	Stable Injectable Composition of Alpha Tocopheryl Succinate, Analogues and Salts Thereof	60/592,097 07/28/04	Chen	N/A	Expired

407	Stable Injectable Composition of Alpha Tocopheryl Succinate, Analogues and Salts Thereof	11/192,439 07/28/05	Chen	60/592,097 (407P1)	Pending	•	Published

407PC	Stable Injectable Composition of Alpha Tocopheryl Succinate, Analogues and Salts Thereof	US2005/026783 7/28/05	Chen	60/592,097 (407P1)	Pending	•	Published
						•	28-Jan-2007 – Chapter I/II National Stage Filing due

408

408	Low Oil Emulsion Compositions for Delivering Taxoids and Other Insoluble Drugs	10/952,243 9/28/04	Chen	N/A	Pending	•	30-Mar-2006 – Projected Publication

408 PC	Low Oil Emulsion Compositions for Delivering Taxoids and Other Insoluble Drugs	US2005/34971 9/28/05	Chen	10/952,243 (408)	Pending	•	28-Mar-2007 – Chapter I/II National Stage Filing due

Pat./Appl.
Reference		No.		Priority		Comments/Due
Number	Title	Appl. Date	Inventors	Applications	Status	Dates
409

409P1	Vitamin E Succinate Stabilized Pharmaceutical Compositions, Methods for the Preparation Thereof and Methods for the Use Thereof	To be filed

409P2	Vitamin E Succinate Stabilized Pharmaceutical Compositions, Methods for the Preparation Thereof and Methods for the Use Thereof	To be filed

410	Vancomycin formation Patent	To be filed

Exhibit B
Excluded Fields
1. Clarithromycin intravenous emulsion formulation for infectious disease and any other disease indication.
2. Chitosan in combination with Zinc for topical anti-viral use.
3. B-Elemene intravenous emulsion formulation for Cancer treatment and any other disease indication.
4. Vinca Alkyloid intravenous emulsion formulation for cancer treatment and any other disease indication.
5. Alpha tocopheryl Succinate, Paclitaxel and Docetaxel intravenous emulsion formulations for Cancer and any other disease indication.
6. Paclitaxel and Docetaxel intravenous emulsion formulation for cancer treatment and any other disease indication.
7. Vancomycin intravenous emulsion formulation for infectious disease and any other disease indication.